Exhibit 99.1

OSI Systems Reports Fiscal 2023 Third Quarter Financial Results

  Q3 Revenues of $303 Million
  Q3 Earnings Per Diluted Share
    GAAP EPS of $1.27
    Non-GAAP Adjusted EPS of $1.49
  Record Q3 Ended Backlog of $1.5 Billion (19% increase from June 30, 2022)
  Q3 Operating Cash Flow of $65 Million
  Company Reiterates FY 2023 Revenues Guidance and Non-GAAP Adjusted EPS Guidance
    Q4 Year-Over-Year Expected Revenue Growth of 11% - 18%
    Q4 Year-Over-Year Expected Adjusted EPS Growth of 26% - 38%

HAWTHORNE, Calif.--(BUSINESS WIRE)--April 27, 2023--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the three and nine months ended March 31, 2023.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “We were pleased with our third quarter performance as revenues and adjusted operating income increased 4% and 17%, respectively. Towards the end of the quarter, we announced a major win in our Security division, which was booked upon contract execution in the fourth fiscal quarter. Given our significant backlog, we anticipate strong revenue and adjusted earnings growth in the fourth quarter as we build momentum heading into fiscal 24.”

For the third quarter of fiscal 2023, the Company reported revenues of $302.9 million, a 4% increase compared to the $290.5 million reported for the third quarter of fiscal 2022. Net income for the third quarter of fiscal 2023 was $21.8 million, or $1.27 per diluted share, compared to net income in the third quarter of fiscal 2022 of $42.7 million (which included a gain on sale of $27.4 million for a sale-leaseback transaction), or $2.41 per diluted share. Non-GAAP net income for the third quarter of fiscal 2023 was $25.6 million, or $1.49 per diluted share, compared to non-GAAP net income for the third quarter of fiscal 2022 of $25.5 million, or $1.43 per diluted share.

For the nine months ended March 31, 2023, revenues were $866.6 million compared to $846.4 million in the same period a year ago. Net income for the nine months ended March 31, 2023 was $49.4 million, or $2.88 per diluted share, compared to net income for the same period a year ago of $81.6 million (which also included the sale-leaseback transaction gain on sale of $27.4 million), or $4.52 per diluted share. Non-GAAP net income for the nine months ended March 31, 2023 was $61.0 million, or $3.55 per diluted share, compared with non-GAAP net income of $69.9 million, or $3.87 per diluted share, for the comparable prior-year period.

As of March 31, 2023, the Company's backlog was $1.5 billion, representing an increase of 19% from the Company’s backlog as of June 30, 2022. During the quarter ended March 31, 2023, operating cash flow was $64.5 million, significantly surpassing the $38.4 million generated for the same quarter of the prior year. Capital expenditures were $5.7 million and $2.9 million for the three months ended March 31, 2023 and 2022, respectively.

Mr. Chopra commented, “The Security division’s revenues for the third quarter increased 13% year-over-year contributing to strong operating margin expansion. Just after quarter end, we executed the contract on the previously announced approximately $600 million Mexico award (including VAT), which we believe highlights our industry leadership position. We are poised for a strong finish to fiscal 2023, and we believe we are well-positioned in the Security division for fiscal 24.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division delivered solid Q3 revenues along with significant operating margin expansion. This division continues to capitalize on our vertically integrated structure, experiencing robust demand from customers that we believe are drawn to suppliers with demonstrated international manufacturing and fulfillment operations.”

Mr. Chopra concluded, “Our Healthcare division experienced a challenging quarter with lower year-over-year revenues and operating income. While our third quarter fiscal 2023 performance was softer than we had expected, we are anticipating strong sequential improvement for the fourth quarter. We continue to strengthen the division’s offerings with new product development, principally in our patient monitoring portfolio.”

Fiscal Year 2023 Outlook

The Company is reiterating its fiscal 2023 revenues guidance of $1.240 billion - $1.265 billion and non-GAAP adjusted diluted earnings per share guidance of $6.02 - $6.25. Actual revenues and adjusted diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2023 adjusted diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for adjusted diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of adjusted diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected adjusted diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and nine months ended March 31, 2022 and 2023 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, gain on sale of property in fiscal 2022, non-cash interest expense, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included within revenue in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the third quarter of fiscal 2023. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until May 11, 2023. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems and its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2023 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict, including the potential for broad economic disruption; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. Many of the referenced risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Revenues:
Products	$221,857	$223,724	$634,446	$637,563
Services	68,620	79,165	211,969	228,994
Total net revenues	290,477	302,889	846,415	866,557
Cost of goods sold:
Products	150,311	156,534	432,277	458,197
Services	37,308	42,569	112,177	120,870
Total cost of goods sold	187,619	199,103	544,454	579,067
Gross profit	102,858	103,786	301,961	287,490
Operating expenses:
Selling, general and administrative	57,813	53,707	170,015	161,148
Research and development	15,150	14,852	44,944	43,848
Impairment, restructuring and other charges, net	1,469	890	4,810	4,366
Total operating expenses	74,432	69,449	219,769	209,362
Income from operations	28,426	34,337	82,192	78,128
Interest and other expense, net	(2,301)	(5,727)	(6,534)	(14,339)
Other income, net	27,373	--	27,373	--
Income before income taxes	53,498	28,610	103,031	63,789
Provision for income taxes	(10,763)	(6,802)	(21,447)	(14,392)
Net income	$42,735	$21,808	$81,584	$49,397

Diluted earnings per share	$2.41	$1.27	$4.52	$2.88
Weighted average shares outstanding – diluted	17,709	17,184	18,036	17,151

UNAUDITED SEGMENT INFORMATION (in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2023	2022	2023
Revenues – by Segment:
Security division	$158,644	$178,752	$454,079	$491,188
Healthcare division	52,178	43,911	155,191	130,994
Optoelectronics and Manufacturing division, including intersegment revenues	92,122	93,888	275,917	286,513
Intersegment eliminations	(12,467)	(13,662)	(38,772)	(42,138)
Total	$290,477	$302,889	$846,415	$866,557

Operating income (loss) – by Segment:
Security division	$20,559	$29,496	$60,323	$66,014
Healthcare division	7,480	1,787	20,430	4,819
Optoelectronics and Manufacturing division	11,177	12,493	34,342	35,963
Corporate	(10,729)	(10,148)	(32,855)	(29,572)
Intersegment eliminations	(61)	709	(48)	904
Total	$28,426	$34,337	$82,192	$78,128

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2022	March 31, 2023
Assets

Cash and cash equivalents	$64,202	$65,622
Accounts receivable, net	307,973	300,663
Inventories	333,907	371,795
Other current assets	40,062	40,454
Total current assets	746,144	778,534
Property and equipment, net	109,684	109,139
Goodwill	336,357	346,716
Intangible assets, net	138,370	140,192
Other non-current assets	112,595	108,722
Total Assets	$1,443,150	$1,483,303

Liabilities and Stockholders' Equity

Bank lines of credit	$60,000	$215,000
Current portion of long-term debt	244,575	8,080
Accounts payable and accrued expenses	194,266	188,143
Other current liabilities	115,113	139,190
Total current liabilities	613,954	550,413
Long-term debt	48,668	138,190
Other long-term liabilities	142,104	127,783
Total liabilities	804,726	816,386
Total stockholders’ equity	638,424	666,917
Total Liabilities and Stockholders’ Equity	$1,443,150	$1,483,303

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except earnings per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2022		2023		2022		2023
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$42,735	$2.41	$21,808	$1.27	$81,584	$4.52	$49,397	$2.88
Impairment, restructuring and other charges, net	1,469	0.08	890	0.05	4,810	0.27	4,366	0.25
Amortization of acquired intangible assets	3,357	0.19	3,738	0.22	9,717	0.54	11,226	0.65
Non-cash interest expense	188	0.01	124	0.01	313	0.02	419	0.02
Gain on sale of property	(27,368)	(1.55)	--	--	(27,368)	(1.52)	--	--
Tax benefit of above adjustments	5,330	0.30	(1,102)	(0.07)	2,854	0.15	(3,775)	(0.21)
Discrete tax items	(225)	(0.01)	168	0.01	(2,023)	(0.11)	(646)	(0.04)

Non-GAAP basis	$25,486	$1.43	$25,626	$1.49	$69,887	$3.87	$60,987	$3.55

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended March 31, 2022
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$20,559	13.0%	$7,480	14.3%	$11,177	12.1%	$(10,790)	$28,426	9.8%
Impairment, restructuring and other charges, net	633	0.4%	-	-	-	-	836	1,469	0.5%
Amortization of acquired intangible assets	2,448	1.5%	202	0.4%	707	0.8%	-	3,357	1.1%
Non-GAAP basis– operating income (loss)	$23,640	14.9%	$7,682	14.7%	$11,884	12.9%	$(9,954)	$33,252	11.4%

Three Months Ended March 31, 2023
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$29,496	16.5%	$1,787	4.1%	$12,493	13.3%	$(9,439)	$34,337	11.3%
Impairment, restructuring and other charges, net	493	0.3%	307	0.7%	32	0.1%	58	890	0.3%
Amortization of acquired intangible assets	2,784	1.5%	268	0.6%	686	0.7%	-	3,738	1.3%
Non-GAAP basis– operating income (loss)	$32,773	18.3%	$2,362	5.4%	$13,211	14.1%	$(9,381)	$38,965	12.9%

Nine Months Ended March 31, 2022
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$60,323	13.3%	$20,430	13.2%	$34,342	12.4%	$(32,903)	$82,192	9.7%
Impairment, restructuring and other charges, net	1,261	0.3%	-	-	-	-	3,549	4,810	0.6%
Amortization of acquired intangible assets	6,985	1.5%	605	0.4%	2,127	0.8%	-	9,717	1.1%
Non-GAAP basis– operating income (loss)	$68,569	15.1%	$21,035	13.6%	$36,469	13.2%	$(29,354)	$96,719	11.4%

Nine Months Ended March 31, 2023
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$66,014	13.4%	$4,819	3.7%	$35,963	12.6%	$(28,668)	$78,128	9.0%
Impairment, restructuring and other charges, net	1,358	0.3%	2,753	2.1%	47	0.0%	208	4,366	0.5%
Amortization of acquired intangible assets	8,487	1.7%	671	0.5%	2,068	0.7%	-	11,226	1.3%
Non-GAAP basis– operating income (loss)	$75,859	15.4%	$8,243	6.3%	$38,078	13.3%	$(28,460)	$93,720	10.8%

Contacts

For Additional Information, Contact:

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com